EXHIBIT 10.4

MAY SECURITY AGREEMENT

DATE:	July 1, 2003

PARTIES:	PKM Properties, LLC
c/o Gracon Contracting, Inc.
606 24th Avenue South, Suite B12
Minneapolis, MN 55454
	Attention: Paul K. Miller	(“PKM Properties”)

Peter L. Hauser
16913 Kings Court
	Lakeville, MN 55044	(“Hauser”)

(Hauser and PKM Properties, individually and collectively, and their respective successors and assigns, will be referred to in this May Security Agreement as the “Secured Party”)

MedicalCV, Inc.
9725 South Robert Trail
Inver Grove Heights, MN 55077
	Organizational Identification Number: 7J-436	(“Debtor”)

AGREEMENTS:

IN CONSIDERATION of one dollar and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Grant of Security Interest and Collateral.  In order to secure payment and performance of each and every debt, liability and obligation of every type and description which Debtor may now or at any time hereafter owe to Secured Party whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises under or is evidenced by this May Security Agreement or any other present or future instrument or agreement or by operation of law, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several (all such debts, liabilities and obligations and any amendments, extensions, renewals or replacements thereof are herein collectively referred to as the “Obligations”), Debtor hereby grants Secured Party a security interest (the “Security Interest”) in all of Debtor’s property (the “Collateral”), including without limitation the following:

(a)           Inventory and Goods:  All inventory of Debtor, whether now owned or hereafter acquired and wherever located and other tangible personal property held for sale or lease or furnished or to be furnished under contracts of service or consumed in Debtor’s business, and all goods of Debtor, whether now owned or hereafter acquired and wherever located, including without limitation all computer programs embedded in goods;

(b)           Equipment:  All equipment of Debtor, whether now owned or hereafter acquired and wherever located, including but not limited to all present and future equipment, machinery, tools, motor vehicles, trade fixtures, furniture, furnishings, office and recordkeeping equipment and all goods for use in Debtor’s business, together with all parts, equipment and attachments relating to any of the foregoing;

(c)           Accounts, Contract Rights and Other Rights to Payment:  Each and every right of Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease, license, assignment or other disposition of goods or other property by Debtor, out of a rendering of services by Debtor, out of a loan by Debtor, out of the overpayment of taxes or other liabilities of Debtor, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel papers, accounts, license fees, contract rights, loans and obligations receivable and tax refunds;

(d)           Instruments:  All instruments, chattel paper, letters of credit or other documents of Debtor, whether now owned or hereafter acquired, including but not limited to promissory notes, drafts, bills of exchange and trade acceptances; all rights and interests of Debtor, whether now existing or hereafter created or arising, under leases, licenses or other contracts;

(e)           Deposit Accounts and Investment Property:  All right, title and interest of Debtor in all deposit and investment accounts maintained with any bank, savings and loan association, broker, brokerage, or any other financial institution, together with all monies and other property deposited or held therein, including, without limitation, any checking account, savings account, escrow account, savings certificate and margin account, and all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts, and commodity accounts; and

(f)            General Intangibles:  All general intangibles of Debtor, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, copyrights, trademarks, trade secrets, good will, tradenames, customer lists, permits and franchises, software, and the right to use Debtor’s name, and any and all membership interests, governance rights, and financial rights in each and every limited liability company, and all payment intangibles;

together with all substitutions and replacements for and products of any of the foregoing property and proceeds of any and all of the foregoing property and, in the case of all tangible Collateral, together with (i) all accessories, attachments, parts, equipment, accessions and repairs now or hereafter attached or affixed to or used in connection with any such goods, (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods, and (iii) all books and records of Debtor.

2.             Representations, Warranties and Agreements.  Debtor represents, warrants and agrees that:

(a)           Debtor is a corporation duly organized, validly existing and in good standing under the laws of the state of Minnesota.  This May Security Agreement has been duly and validly authorized by all necessary corporate action.  Debtor has full power and authority to execute this Agreement, to perform Debtor’s obligations hereunder and to subject the Collateral to the Security Interest.  Debtor’s organizational identification number is the number shown at the beginning of this Agreement.

(b)           The Collateral will be used primarily for business purposes.

(c)           Debtor’s chief place of business is located at the address shown at the beginning of this Agreement.  Debtor’s records concerning its accounts and contract rights are kept at such address.  The Collateral is located at the address shown at the beginning of this Agreement.  Debtor will give at least 30 days’ advance written notice to Secured Party of any change in Debtor’s jurisdiction of organization or chief place of business and any change in or addition of any Collateral location.

(d)           Except as otherwise provided in that certain May Discretionary Credit Agreement, dated as of the date hereof, as amended from time to time, between the Debtor and the Secured Party (the “Credit Agreement”), Debtor has (or will have at the time Debtor acquires rights in Collateral hereafter arising) and will maintain absolute title to each item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest, and will defend the Collateral against all claims or demands of all persons other than Secured Party.

(e)           Except as otherwise provided in the Credit Agreement, Debtor will not sell or otherwise transfer or dispose of the Collateral or any interest therein.

(f)            Debtor will not permit any tangible Collateral to be located in any state (and, if a county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed.

(g)           All rights to payment and all instruments, documents, chattel papers and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in Debtor’s records pertaining thereto as being obligated to pay such obligation.  Debtor will not agree to any modification, amendment or cancellation of any such obligation without Secured Party’s prior written consent except discounts provided by Debtor in the ordinary course of business, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

(h)           Debtor will keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof.

(i)            Except as otherwise provided in the Credit Agreement, Debtor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest.

(j)            Debtor will promptly notify Secured Party of any material loss of or damage to any Collateral or of any adverse change in the prospect of payment of any material sums due on or under any instrument, chattel paper, account or contract right constituting Collateral.

(k)           Debtor will if Secured Party at any time so requests (whether the request is made before or after the occurrence of an Event of Default), promptly deliver to Secured Party any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Debtor to Secured Party.

(l)            Debtor will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, and such other risks and in such amounts as Secured Party may reasonably request, with any loss payable to Secured Party to the extent of its interest.

(m)          If any Collateral is covered by a certificate of title, Debtor will from time to time execute such documents as may be required to have the Security Interest properly noted on a certificate of title.  Debtor authorizes Secured Party to file from time to time such financing statements against the Collateral described as “all assets” or the like as Secured Party deems necessary or useful to perfect the Security Interest.

(n)           Debtor will pay when due or reimburse Secured Party on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorneys’ fees) incurred by Secured Party in connection with the creation, perfection, satisfaction or enforcement of the Security Interest or the execution or creation, continuance or enforcement of this May Security Agreement or any or all of the Obligations.

(o)           Debtor will execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and Secured Party’s rights under this May Security Agreement.

(p)           Debtor will not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

If Debtor at any time fails to perform or observe any agreement contained in Sections 2(h) through 2(o), immediately upon the occurrence of such failure, without notice or lapse of time, Secured Party may (but need not) perform or observe such agreement on behalf and in the name, place and stead of Debtor (or, at Secured Party’s option, in Secured Party’s own name) and may (but need not) take any and all other actions which Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Debtor shall thereupon pay Secured Party on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by Secured Party in connection with or as a result of Secured Party’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by Secured Party at the highest rate then applicable to any of the Obligations.  To facilitate the performance or observance by Secured Party of such agreements of Debtor, Debtor hereby irrevocably appoints (which appointment is coupled with an interest) Secured Party, or its delegate, as the attorney-in-fact of Debtor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Debtor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by Debtor under this Section 2.

3.             Lock Box; Collateral Account.  If Secured Party so requests at any time after the occurrence of an Event of Default (as defined in Section 7 of this Agreement), Debtor will direct each of its account debtors to make payments due under the relevant account or chattel paper directly to a special lock box to be under the control of Secured Party (the “Lock Box”).  Debtor hereby authorizes and directs Secured Party to deposit into a special collateral account to be established and maintained with Secured Party (the “Collateral Account”) all checks, drafts, and cash payments received in the Lock Box.  All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation.  At its option, Secured Party shall, at any time, apply finally collected funds on deposit in the Collateral Account to the payment of the Obligations in such order of application as Secured Party may determine, or permit Debtor to withdraw all or any part of the balance.  If a Lock Box is so established, Debtor agrees that it will promptly deliver to Secured Party, for deposit into the Lock Box, all payments on accounts and chattel paper received by it.  All such payments shall be delivered to Secured Party in the form received (except for Debtor’s endorsement where necessary).  Until so deposited, all such payments on accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Secured Party and shall not be commingled with any funds or property of Debtor.

4.             Account Verification and Collection Rights of Secured Party.  Secured Party shall have the right to verify any accounts in the name of Debtor or in Secured Party’s own name; and Debtor, whenever requested, shall furnish Secured Party with duplicate statements of the accounts, which statements may be mailed or delivered by Secured Party for that purpose.  Whether or not Secured Party exercises its rights under Section 3 of this Agreement, Secured Party may at any time (whether before or after the occurrence of an Event of Default) notify any account debtor or any other person obligated to pay any amount due, that such chattel paper, account or other right to payment has been assigned or transferred to Secured Party for security and shall be paid directly to Secured Party.  If Secured Party so requests at any time (whether before or after the occurrence of an Event of Default), Debtor will so notify such account debtors and other obligors in writing and will indicate on all invoices to such account debtors or other obligors that the amount due is payable directly to Secured Party.  At any time after Secured Party or Debtor gives such notice to an account debtor or other obligor, Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.

5.             Assignment of Insurance.  Debtor hereby assigns to Secured Party, as additional security for the payment of the Obligations, any and all moneys (including but not limited to proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Debtor under or with respect to, any and all policies of insurance covering the Collateral, and Debtor hereby directs the issuer of any such policy to pay any such moneys directly to Secured Party.  Both before and after the occurrence of an Event of Default, Secured Party may (but need not), in Secured Party’s own name or in Debtor’s name, execute and deliver proofs of claim, receive all such moneys, endorse checks and other instruments representing payment of such moneys, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

6.             Right to Offset.  Nothing in this Agreement shall be deemed a waiver or prohibition of Secured Party’s right of banker’s lien, offset, or counterclaim, which right Debtor hereby grants to Secured Party.

7.             Events of Default.  The occurrence of any Event of Default, as defined in Section 10.1 of the Credit Agreement, shall constitute an Event of Default hereunder.

8.             Remedies Upon Event of Default.  Upon the occurrence of an Event of Default and at any time thereafter until such Event of Default is cured to the written satisfaction of Secured Party, Secured Party may exercise any one or more of the rights or remedies set forth in

Section 10.2 of the Credit Agreement.  All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

9.             Other Personal Property.  If at the time Secured Party takes possession of any tangible Collateral, any goods, papers or other properties of Debtor, not affixed to or constituting a part of such Collateral, are located or to be found upon or within such Collateral, Debtor agrees to notify Secured Party in writing of that fact, describing the property so located or to be found, within 7 calendar days after the date on which Secured Party took possession. Unless and until Secured Party receives such notice from Debtor, Secured Party shall not be responsible or liable to Debtor for any action taken or omitted by or on behalf of Secured Party with respect to such property without actual knowledge of the existence of any such property or without actual knowledge of the fact that it was located or to be found upon such Collateral.

10.          Amendment; Waivers.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Secured Party and Debtor.  A waiver shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies.

11.          Notices.  All notices to be given to Debtor shall be deemed sufficiently given if mailed by registered or certified mail, postage prepaid, or delivered to Debtor at Debtor’s address set forth above or at the most recent address shown on Secured Party’s records.

12.          Miscellaneous.  Secured Party’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if Secured Party exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Secured Party need not otherwise preserve, protect, insure or care for any Collateral.  Secured Party shall not be obligated to preserve any rights Debtor may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application.  This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective representatives, successors and assigns and shall take effect when signed by Debtor and delivered to Secured Party, and Debtor waives notice of Secured Party’s acceptance hereof.  Secured Party may execute this Agreement if appropriate for the purpose of filing, but the failure of Secured Party to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement.

(The signature page follows.)

THE PARTIES have executed this May Security Agreement the day and year first above written.

Secured Party:	PKM PROPERTIES, LLC

	By:	/s/ Paul K. Miller
Paul K. Miller,
its Chief Executive Officer

/s/ Peter L. Hauser
Peter L. Hauser, an individual

Debtor:	MEDICALCV, INC.

	By:	/s/ Jules L. Fisher
Jules L. Fisher
its Chief Financial Officer